Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the inclusion of our report dated January 20, 2006, with respect to the financial statements of SpecTal, LLC, as of and for the year ended December 31, 2005, in this Current Report on Form 8-K/A of L-1 Identity Solutions, Inc. (“L-1”) dated December 22, 2006 and its incorporation by reference to L-1’s registration statements on Form S-8 (File Nos. 333-28695, 333-42485, 333-90177, 333-36734, 333-120156 and 333-137004).

/s/ Snyder, Cohn, Collyer, Hamilton & Associates, P.C.

Bethesda, Maryland

December 21, 2006